Exhibit 32.2

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                             TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, George L. Harwood, hereby certify that this periodic report containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents in all material respects, the financial condition and results of operations of Printronix, Inc.


November 7, 2005


/s/ GEORGE L. HARWOOD
---------------------
George L. Harwood
Sr. Vice President, Finance,
Chief Financial Officer and Secretary
(Principal Financial Officer and Duly Authorized Officer)


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